Exhibit 99.1
                    More Than a Compressor Company™
                    Press Information
Houston, July 19, 2007
Hanover Compressor Company Commences Tender Offers and Consent
Solicitations for $550 Million of its Outstanding Senior Notes
Hanover Compressor Company (the “Company”) today announced that it has commenced cash tender offers for $550 million of its outstanding senior notes (as described in the table below and, collectively, the “Notes”) on the terms and subject to the conditions set forth in the Company’s Offer to Purchase and Consent Solicitation Statement dated July 19, 2007. The Company is soliciting consents from the holders of the Notes that would effect certain proposed amendments to the indentures governing the Notes to, among other things, eliminate substantially all of the restrictive covenants and eliminate or modify certain events of default.
     The table below provides information about each series of notes included in the tender offers:

	Principal
Title of	Amount	CUSIP	Repayment	Repayment	Reference	Reference	Consent	Fixed
Security	Outstanding	Number	Date	Price[1]	Security	Page	Payment[1]	Spread[2]

8.625% Senior Notes due 2010	$200,000,000	410768AF2	December 15, 2007	$1,043.13	4.25% U.S. Treasury Note due November 30, 2007	PX3	$30.00	50 bps

9.0% Senior Notes due 2014	$200,000,000	410768AG0	June 1, 2009	$1,045.00	4.875% U.S. Treasury Note due May 31, 2009	PX4	$30.00	50 bps

7.5% Senior Notes due 2013	$150,000,000	410768AH8	April 15, 2010	$1,037.50	4.0% U.S. Treasury Note due April 15, 2010	PX5	$30.00	50 bps

(1)	Per $1,000 principal amount of Notes of that Series that are accepted for purchase.

(2)	Over the Reference Yield of the Reference Security.
     The tender offers will expire at 5:00 p.m., New York City time, on August 17, 2007 (the “Expiration Time”), unless extended or earlier terminated by the Company. The Company reserves the right to terminate, withdraw or amend the tender offers and consent solicitations at any time subject to applicable law.
12001 North Houston Rosslyn, Houston, Texas 77086
(281) 447-8787
www.hanover-co.com

     The “Total Consideration” (as to each Series) payable per $1,000 principal amount of Notes validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on August 1, 2007 (the “Consent Payment Deadline”) and accepted for payment pursuant to an Offer will be a price equal to (a) the present value on the payment date of the sum of (i) the amount the issuer would be required to pay on Notes on the date on which Notes become redeemable at a set redemption price as set forth in the table above (as to each Series, the “Repayment Price” and “Repayment Date,” respectively) and (ii) the amount of interest that would accrue and be payable from the last date on which interest has been paid to the Repayment Date, where, in the case of (i) and (ii), the present value is determined on the basis of a yield to the Repayment Date equal to the sum of (x) the bid-side yield (as to each Series, the “Reference Yield”) on the applicable U.S. Treasury Note set forth in the table above (as to each Series, the “Reference Security”), as calculated by Wachovia Securities in accordance with standard market practice, based on the bid price for the Reference Security, as of 2:00 p.m., New York City time, on August 3, 2007, which is ten business days preceding the scheduled Expiration Time, subject to adjustment as provided in the tender offer documents, as displayed on the applicable Reference Page of the Bloomberg Government Pricing Monitor Page set forth in the table above, plus (y) 50 basis points, such price being rounded to the nearest cent per $1,000 principal amount of Notes, minus (b) accrued and unpaid interest. The Tender Offer Consideration (as to each Series) payable per $1,000 principal amount of Notes validly tendered after the Consent Payment Deadline, not validly withdrawn and accepted for payment pursuant to an Offer is equal to the Total Consideration minus the $30 per $1,000 principal amount consent payment.
     The Company will pay accrued and unpaid interest up to, but not including, the payment date. Each holder who validly tenders its Notes and delivers consents prior to the Consent Payment Deadline will be entitled to a consent payment, which is included in the total consideration above, of $30 for each $1,000 principal amount of Notes tendered by such holder if such Notes are accepted for purchase pursuant to the tender offer. Holders who tender Notes are required to consent to the proposed amendments to the indenture and the Notes. Holders who tender Notes after the Consent Payment Deadline will not receive the consent payment.
     The Company’s obligation to accept for purchase, and to pay for, Notes validly tendered and not validly withdrawn pursuant to the tender offers and the consent solicitations is subject to the satisfaction or waiver of certain conditions, including, among others, the consummation of the mergers contemplated by the Agreement and Plan of Merger among the Company, Universal Compression Holdings, Inc. (“Universal”), Exterran Holdings, Inc. (formerly Iliad Holdings, Inc.) and Exterran’s subsidiaries, dated February 5, 2007, as amended, the receipt of sufficient funds to consummate the tender offers and the receipt of sufficient consents with respect to the proposed amendments to the indentures and execution of the supplemental indentures for the Notes. Each tender offer and consent solicitation is independent of the others, and the complete terms and conditions of the tender offers and the consent solicitations are set forth in the tender offer documents, which are being sent to holders of Notes. Holders of Notes are urged to read the tender offer documents carefully.
     The tender offers are part of the refinancing plan of the Company and Universal being implemented in anticipation of the closing of their pending merger, which is currently expected to occur on or about August 20, 2007, if the conditions to the closing set forth in the Agreement and Plan of Merger have been satisfied as of that date. . As part of the refinancing plan, Exterran Holdings, Inc., which will be the publicly traded holding company following the completion of the merger, has engaged Wachovia Capital Markets, LLC (“Wachovia Securities”) and J. P. Morgan Securities Inc. to arrange and syndicate a senior secured credit facility, consisting of a revolving credit facility and a term loan, and has engaged Wachovia to provide a new asset-backed securitization facility to Exterran. The primary purpose of these new facilities will be to fund the redemption or repurchase of all of the Company’s and Universal’s outstanding debt other than the Company’s convertible debt securities and the credit facility of Universal’s publicly traded subsidiary, Universal Compression Partners, L.P. The new facilities will replace the Company’s and Universal’s existing bank lines and Universal’s existing asset-backed securitization facility. The closing of the new facilities is subject to, among other things, the receipt of sufficient commitments from participating lenders and the execution of mutually satisfactory documentation.
     Wachovia Securities has been retained to act as exclusive dealer manager in connection with the tender offers and consent solicitations. Questions about the tender offers and consent solicitations may be directed to Wachovia Securities at (866) 309-6316 (toll free) or (704) 715-8341 (collect). Copies of the tender offer documents and other related documents may be obtained from D.F. King & Co., Inc., the information agent for the tender offers and consent solicitations, at (800) 859-8508 (toll free) or (212) 269-5550 (collect).
     The tender offers and consent solicitations are being made solely by means of the tender offer documents. Under no circumstances shall this press release constitute an offer to purchase or the solicitation of an offer to sell the Notes or any other securities of the Company or any other person, nor shall there be any offer or sale of any Notes or other securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This press release also is not a solicitation of consents to the proposed amendments to the indentures and the Notes. No recommendation is made as to whether holders of the Notes should tender their Notes or give their consent.
About Hanover Compressor Company
Hanover Compressor Company is a global market leader in full service natural gas compression and a leading provider of service, fabrication and equipment for oil and natural gas production, processing and transportation applications. Hanover sells and rents this equipment and provides complete operation and maintenance services, including run-time guarantees for both customer-owned equipment and its fleet of rental equipment.
Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Hanover’s control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to, statements regarding the ability of Universal and Hanover to complete their proposed merger, the expected timing of the closing of the merger, Universal’s and Hanover’s plans for and the timing of the refinancing of certain of their outstanding debt obligations and Exterran’s plans for and the timing of its entering into a new credit facility and asset-backed securitization facility. While Hanover believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its or Exterran’s business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are the failure to receive the approval of the merger by the shareholders of Hanover and Universal and satisfaction of various other conditions to the closing of the merger contemplated by the merger agreement, the possible inability to obtain sufficient commitments to the credit facility from participating lenders or the inability to reach agreement with participating lenders on mutually satisfactory documentation for the credit facility or the securitization facility.
These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Hanover’s Annual Report on Form 10-K for the year ended December 31, 2006, as amended by Amendment No. 1 thereto, and those set forth from time to time in Hanover’s filings with the Securities and Exchange Commission (“SEC”), which are available through www.hanover-co.com. Except as required by law, Hanover expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events, or otherwise.
Additional Information
In connection with the proposed merger of Universal Compression Holdings and Hanover Compressor Company, a registration statement of the new company, Exterran Holdings, Inc. (formerly Iliad Holdings, Inc.), which includes definitive proxy statements of Universal and Hanover, a prospectus of Exterran and other materials, has been filed with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT UNIVERSAL, HANOVER, EXTERRAN AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus without charge, at the SEC’s web site at www.sec.gov, Universal’s web site at www.universalcompression.com, and Hanover’s web site at www.hanover-co.com. Copies of the definitive proxy statement/prospectus and the SEC filings that are incorporated by reference therein may also be obtained for free by directing a request to either Investor Relations, Universal Compression Holdings, Inc., 713-335-7000 or to Investor Relations, Hanover Compressor Company, 832-554-4856.
Participants in Solicitation
Universal Compression Holdings and Hanover Compressor Company and their respective directors, officers and certain other members of management may be deemed to be participants in the solicitation of proxies from their respective stockholders in respect of the merger. Information about these persons can be found in the definitive proxy statement/prospectus that has been filed with the SEC in connection with the proposed transaction.
Investor Relations Inquiries:
Lee E. Beckelman
Senior Vice President and Chief Financial Officer
Tel: (281) 405-5194
E-mail: lbeckelman@hanover-co.com
Stephen York
Vice President, Investor Relations and Technology
Tel: (832) 554-4856
E-mail: syork@hanover-co.com